EXHIBIT 4

JOINT FILING AGREEMENT

               This JOINT FILING AGREEMENT, dated as of October 7, 2002, is made by and among PRT PSA LLC, a Delaware limited liability company (“PRT LLC”), Fortress Investment Trust II, a Delaware business trust and the sole member of PRT LLC (“Fortress Trust II”), Fortress Investment Fund II LLC, a Delaware limited liability company (“Fortress Fund II”), Fortress Fund MM II LLC, a Delaware limited liability company (“Fund MM”), Fortress Investment Group LLC, a Delaware limited liability company (“Fortress Group”), and Fortress Investment Holdings LLC, a Delaware limited liability company (“FIH”). PRT LLC, Fortress Trust II, Fortress Fund II, Fund MM, Fortress Group, and FIH are collectively referred to herein as the “Parties” and each individually as a “Party.” Pursuant to Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, the Parties hereby acknowledge and agree that the foregoing Statement on Schedule 13D is filed on behalf of each such Party and that all subsequent amendments to the Statement on Schedule 13D shall be filed on behalf of each of the Parties without the necessity of filing additional joint acquisition statements. The Parties hereby acknowledge that each Party shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning such Party contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other Party, except to the extent that such Party knows or has reason to believe that such information is inaccurate.

               IN WITNESS WHEREOF, the Parties hereto have executed this Joint Filing Agreement as of the day and year first above written.

PRT PSA LLC

By:

/s/ Randal A. Nardone Randal A. Nardone as Secretary and Chief Operating Officer of Fortress Investment Trust II, sole member of PRT PSA LLC

FORTRESS INVESTMENT TRUST II

By:

/s/ Randal A. Nardone Randal A. Nardone as Secretary and Chief Operating Officer

FORTRESS INVESTMENT FUND II LLC

By:

/s/ Randal A. Nardone Randal A. Nardone as Chief Operating Officer and Secretary of Fortress Fund MM II LLC, managing member of Fortress Investment Fund II LLC

FORTRESS FUND MM II LLC

By:

/s/ Randal A. Nardone Randal A. Nardone as Chief Operating Officer and Secretary

FORTRESS INVESTMENT GROUP LLC

By:

/s/ Randal A. Nardone Randal A. Nardone, as Chief Operating Officer and Secretary

FORTRESS INVESTMENT HOLDINGS LLC

By:

/s/ Randal A. Nardone Randal A. Nardone, as Manager